UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 11, 2021

____________________

Rapid Therapeutic Science Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-55018 (Commission File Number)	46-2111820 (I.R.S. Employer Identification No.)

5580 Peterson Lane, Suite 200 Dallas, TX (Address of principal executive offices)	75240 (Zip code)

(800) 497-6059

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On January 11, 2021, Rapid Therapeutic Science Laboratories, Inc. (the “Company”, “we” and “us”) entered into an Employment Agreement with Duane Drinkwine, Ph.D., effective February 1, 2021 (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Drinkwine agreed to serve as the Chief Science Officer of the Company, a non-executive position. The Employment Agreement has a term of one year, automatically renewable thereafter for additional one-year periods unless terminated by either party no less than 60 days prior to such automatic renewal dates. We agreed to pay Dr. Drinkwine $125,000 per year in cash, which amount may be increased from time-to-time in the discretion of the management of the Company, including on an annual basis, and that Dr. Drinkwine would be eligible for stock or cash bonuses (including stock options), in the discretion of the management of the Company, from time to time. As additional consideration under the agreement, we agreed that Dr. Drinkwine could earn up to 2,000,000 shares of a to-be designated series of preferred stock of the Company, which would have an agreed upon value of $0.80 per share, and convert into common stock of the Company on a one-for-one basis, at any time, beginning two years after the effective date of the Employment Agreement. A total of 500,000 shares of the new preferred stock will be due on the six-month anniversary of the effective date, and 500,000 shares of new preferred stock will be due thereafter on each anniversary date of the effective date (until a total of 2 million shares are issued), subject to Dr. Drinkwine’s continued service to the Company. However, if Dr. Drinkwine’s employment is terminated for cause prior to the second anniversary of the agreement, all shares previously earned are forfeited. Any shares of common stock issuable upon conversion of the new preferred stock shares are subject to a trading restriction, which prohibits Dr. Drinkwine from trading such shares until January 1, 2023, and from not trading more than 5% of the average daily trading volume of the Company’s common stock from January 2, 2023 to October 31, 2025, subject to certain exceptions.

The Company also agreed to provide Dr. Drinkwine the use of an apartment and a vehicle. The agreement includes customary assignment of inventions, non-solicitation and non-compete language, prohibiting Dr. Drinkwine from competing against the Company or soliciting employees until the later of the second anniversary of the termination date of his employment and the third anniversary of the date of the Employment Agreement, subject to certain exceptions. In the event Dr. Drinkwine’s employment is terminated by the Company other than for death, disability, non-renewal, with cause, or by Dr. Drinkwine for good reason, Dr. Drinkwine is due 12 months of severance pay, payable in equal monthly installments, subject to Dr. Drinkwine providing a general release to the Company.

The description of the Employment Agreement and Trading Agreement above is not complete, and is qualified in its entirety by the full text of such Employment Agreement and Trading Agreement, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively and incorporated by reference into this Item 8.01.

Item 3.02	Unregistered Sales of Equity Securities.

On January 22, 2021, the Company sold an aggregate of 1,250,000 shares of restricted common stock to an accredited investor, pursuant to subscription agreements entered into with the investor, in a private offering, at a purchase price of $0.40 per share (raising $500,000 in aggregate). The investor was also granted warrants to purchase the same number of shares purchased, with an exercise price of $0.85 per share. The warrants are exercisable for cash, or on a cashless basis, if the shares underlying the warrants haven’t been registered with the SEC, at any time prior to January 22, 2022 (the “warrants”). The warrants include a 4.99% ownership blocker, preventing the exercise of any specific warrant by the holder thereof, if upon such exercise the holder would beneficially own more than 4.99% of the Company’s then outstanding common stock, which percentage may be increased on a holder-by-holder basis, to up to 9.99%, with 61 days prior written notice from each holder. In total, the Company granted warrants to purchase an aggregate of 1,250,000 shares of common stock to the investor described above, and if exercised in full, the maximum number of shares of common stock issuable upon exercise thereof would total 1,250,000 shares of common stock. The investor also entered into a trading agreement with the Company, whereby it agrees to not sell the shares held by such investor for a period of time after the sales, subject in certain cases, to volume limitations and certain other exemptions.

The sales described above were exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing sales did not involve a public offering, the recipients took the securities for investment and not resale, we took take appropriate measures to restrict transfer, and the recipients were “accredited investors”. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

On January 11, 2021, pursuant to the terms of the Employment Agreement, discussed above in Item 1.01, the Company agreed to issue up to 2,000,000 shares of a to-be designated series of preferred stock to Dr. Drinkwine, subject to the terms of the Employment Agreement, which will be issuable to Dr. Drinkwine under certain circumstances. If earned in full and converted in full, such preferred stock would be convertible into 2,000,000 shares of common stock. Such preferred stock has not been designated by the Company to date, and the designation of, and final terms of, such preferred stock, will be disclosed on a subsequent Current Report on Form 8-K filing.

The offer of the preferred stock was exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act, since the foregoing offer did not involve a public offering, the recipient will take the securities for investment and not resale, we will take appropriate measures to restrict transfer, and the recipient was (a) an “accredited investor”; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Act. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

The following Exhibits are filed herewith:

Exhibit Number	Description of Exhibit
10.1*	Form of Subscription Agreement $0.40 Per Share (January 2021 Private Offering)
10.2*	Form of Common Stock Purchase Warrant (January 2021 Private Offering)
10.3*	Employment Agreement with Duane Drinkwine dated January 11, 2021
10.4*	Trading Agreement dated January 11, 2021, with Duane Drinkwine

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RAPID THERAPEUTIC SCIENCE

LABORATORIES, INC.

Date: January 26, 2021

/s/ Donal R. Schmidt, Jr.

Name: Donal R. Schmidt, Jr.

Title: Chief Executive Officer